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                                                                     EXHIBIT 5.1

                                October 4, 2000


Gadzoox Networks, Inc.
5850 Hellyer Avenue
San Jose, CA  95138

       RE: REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

       We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about October 4, 2000
(the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 2,742,092 shares of your common stock reserved for issuance under the Amended and Restated 1993 Stock Plan, 250,000 shares of your common stock issuable under the 1999 Employee Stock Purchase Plan, 25,000 shares of your common stock issuable under the 1999 Director Option Plan and 2,300,000 shares of your common stock issuable under the 2000 Nonstatutory Stock Option Plan. Such shares of Common Stock are referred to herein as the "Shares" and the Amended and Restated 1993 Stock Plan, the 1999 Employee Stock Purchase Plan, the 1999 Director Option Plan and the 2000 Nonstatutory Stock Option Plan are referred to herein as the "Plans." As your legal counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

       It is our opinion that, upon completion of the proceedings to be taken prior to issuance of the Shares pursuant to the Prospectus constituting part of and incorporated by reference into this Registration Statement on Form S-8 and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner referred to in the Plans and the agreements which accompany the Plans, in accordance with the Amended and Restated Certificate of Incorporation, will be legally and validly issued, fully paid and nonassessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                       Very truly yours,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/WILSON SONSINI GOODRICH & ROSATI, P.C.